UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 31, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On March 31, 2017, MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the "Company") entered into a Settlement Agreement of Accrued Wages (the “Agreement”) with three (3) separate employees. Under the terms of the Agreement, the Company agreed to make total cash payments of $136,693, $97,840 and $95,612, respectively, to the employees in three (3) installments over a period of sixty (60) days from the date of the Agreement. In addition, the Company further agreed to issue 406,754, 328,396 and 294,584 warrants for the common stock of the Company, respectively, to the employees. The warrants are exercisable at $0.50 per share for a period of five (5) years. Commencing on April 7, 2017, each employee’s salary shall be increased to $90,000 per year. The effective date of the Agreement is retroactive to December 31, 2016.

Item 9.01            Financial Statements and Exhibits.

Exhibits
10.1.     Settlement Agreement for Accrued Wages with Richard Domanik
10.2      Settlement Agreement for Accrued Wages with Daniel Kusswurm
10.3      Settlement Agreement for Accrued Wages with Michael Jolley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: April 4, 2017	By:	/s/ David E. Patterson
David E. Patterson
Chief Executive Officer